Exhibit 21

Genworth Financial, Inc.’s subsidiaries as of December 31, 2011 are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
Altegris Advisors, LLC.	Delaware
Altegris Clearing Solutions, LLC.	Delaware
Altegris Futures, LLC.	Delaware
Altegris Investments, Inc.	Arkansas
Altegris Portfolio Management, Inc. (dba Altegris Funds)	Arkansas
Altegris Services, LLC.	Delaware
American Agriculturist Services, Inc.	New York
Assigned Settlement, Inc.	Virginia
Assocred SA	France
Broad Street Real Estate Holding, LLC	Delaware
Brookfield Life and Annuity Insurance Company Limited	Bermuda
Brookfield Life Assurance Company Limited	Bermuda
Capital Brokerage Corporation (also doing business as Genworth Financial Brokerage Corporation (Indiana) (Minnesota) (New Mexico) (Texas))	Washington
Centurion Capital Group Inc.	Arizona
Centurion Financial Advisers Inc.	Delaware
Centurion-Hesse Investment Management Corp.	Delaware
CFI Administrators Limited	Ireland
CFI Pensions Trustees Limited	United Kingdom
Consolidated Insurance Group Limited	United Kingdom
European Group Financing Company Limited	Cayman Islands
F.I.G. Ireland Limited	Ireland
Financial Assurance Company Limited	United Kingdom
Financial Insurance Company Limited	United Kingdom
Financial Insurance Group Services Limited	United Kingdom
Financial Insurance Guernsey PCC Limited (1)	Guernsey
Genworth Canada Holdings I Limited (2)	Canada
Genworth Canada Holdings II Limited (2)	Canada
Genworth Center for Financial Learning, LLC	Delaware
Genworth European Group Financing Holdings Company	Delaware
Genworth Financial Advisers Corporation	Illinois
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial Asset Warehouse, LLC	Delaware
Genworth Financial Assurance Corporation	North Carolina
Genworth Financial Australia Holdings, LLC	Delaware
Genworth Financial Commercial Mortgage Warehouse LLC	Delaware
Genworth Financial European Group Holdings Limited	United Kingdom
Genworth Financial Group Retirement, Inc.	Connecticut
Genworth Financial Home Equity Access, Inc.	California
Genworth Financial International Holdings, Inc.	Delaware
Genworth Financial Investment Management, LLC	Virginia
Genworth Financial Investment Services, Inc.	Illinois
Genworth Financial Mauritius Holdings Limited	Mauritius

Name	Domicile
Genworth Financial Mortgage Funding Corporation	Delaware
Genworth Financial Mortgage Guaranty India Private Limited	India
Genworth Financial Mortgage Indemnity Limited	Australia
Genworth Financial Mortgage Insurance Company Canada (2)	Canada
Genworth Financial Mortgage Insurance Finance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Finance Pty Ltd	Australia
Genworth Financial Mortgage Insurance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Limited	United Kingdom
Genworth Financial Mortgage Insurance Pty Limited	Australia
Genworth Financial Mortgage Services Limited	United Kingdom
Genworth Financial New Holdings Pty Ltd	Australia
Genworth Financial Participações Ltda.	Brazil
Genworth Financial Securities Corporation (also doing business as IAN of Illinois Corporation (Texas))	Illinois
Genworth Financial Services Pty Limited	Australia
Genworth Financial Services, Inc.	Delaware
Genworth Financial Trust Company	Arizona
Genworth Financial UK Finance Limited	United Kingdom
Genworth Financial UK Holdings Limited	United Kingdom
Genworth Financial Wealth Management, Inc.	California
Genworth Finansal Hizmetler Anonim Sirketi (3)	Turkey
Genworth Finansal Sigorta Aracilik Hizmetleri Anonim Sirketi (3)	Turkey
Genworth Home Equity Insurance Corporation	North Carolina
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (also doing business as GECA (New York))	Delaware
Genworth Life Insurance Company of New York	New York
Genworth MI Canada Inc. (2)	Canada
Genworth Mortgage Holdings, LLC	North Carolina
Genworth Mortgage Insurance Corporation	North Carolina
Genworth Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Mortgage Insurance Group Limited	Australia
Genworth Mortgage Reinsurance Corporation	North Carolina
Genworth Mortgage Services, LLC	North Carolina
Genworth North America Corporation	Washington
Genworth Operaciones Colombia S.A.S.	Colombia
Genworth Operaciones S. de R.L. de C.V.	Mexico
Genworth Residential Mortgage Assurance Corporation	North Carolina
Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Seguros Daños S.A. de C.V.	Mexico
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
Genworth Seguros Vida, S.A. de C.V.	Mexico
Genworth Servicios, S. de R. L. de C. V.	Mexico
Genworth Special Purpose Five, LLC	Delaware
Genworth Special Purpose One, LLC	Delaware
Genworth Special Purpose Three, LLC	Delaware
Genworth Special Purpose Two, LLC	Delaware
GFCM LLC	Delaware
GLIC Real Estate Holding, LLC	Delaware
GLICNY Real Estate Holding, LLC	Delaware
GNW SF Corp.	Delaware
GNWLAAC Real Estate Holding, LLC	Delaware
HGI Annuity Service Corporation	Delaware

Name	Domicile
Jamestown Life Insurance Company	Virginia
Mayflower Assignment Corporation	New York
MIC Holdings C Company	Canada
National Eldercare Referral Systems, LLC	Delaware
Newco Properties, Inc.	Virginia
Quantuvis Consulting, Inc.	California
River Lake Insurance Company	South Carolina
River Lake Insurance Company II	South Carolina
River Lake Insurance Company III	South Carolina
River Lake Insurance Company IV Limited	Bermuda
River Lake Insurance Company VI	Delaware
River Lake Insurance Company VII	Vermont
River Lake Insurance Company VIII	Vermont
Rivermont Life Insurance Company I	South Carolina
Senior Financial, Inc.	Delaware
Sponsored Captive Re, Inc.	Vermont
United Pacific Structured Settlement Company	Florida
WorldCover Direct Limited	United Kingdom

(1)	Genworth Financial, Inc. beneficially owns 99.9996% of the shares.
(2)	Genworth Financial, Inc. beneficially owns 57.5% of the shares.
(3)	Genworth Financial, Inc. beneficially owns 99.6% of the shares.